UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 2, 2011

UNI CORE HOLDINGS CORPORATION
(Exact name of Registrant as specified in its charter)

Wyoming	0-3430	87-0418721
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room 2602, 26th Floor, Bank of America Tower, 12 Harcourt Road, Central, Hong Kong
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  86-755-8221-0238

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 2, 2011, the Company entered into a consulting agreement with Leadway International Investment Limited (“Leadway”) to engage Leadway to provide consulting services on, including but not limited to financial advisory, strategic business planning, introduction and liaison of potential strategic partners or investors to invest in the Company in the region of US$3,000,000 – US$10,000,000 for a term of 12 months from August 2, 2011 (“Consulting Agreement”).

It was a term of the Consulting Agreement that the Company would, upon receipt of an investment of US$2,000,000 through the introduction of Leadway, UCHC would issue to Leadway 35,000,000 additional restricted stock of the company as complete consideration for the services to be provided by Leadway to UCHC.

EXHIBITS
None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2011	UNI CORE HOLDINGS CORPORATION

	By:	/s/ Chia Hsun Wu
Chia Hsun Wu Chief Executive Officer